UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2018

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Director.

On November 13, 2018, the Board of Directors of MBIA Inc. (“MBIA”) elected Diane L. Dewbrey as a member of MBIA's Board of Directors.  In connection with Ms. Dewbrey’s election, the Board of Directors increased its size from six to seven directors.

Effective November 13, 2018, the Board of Directors of MBIA Inc. appointed Ms. Dewbrey to serve on the Audit, Finance and Risk and Compensation and Governance Committees of the Board.

MBIA’s Board of Directors has determined that Ms. Dewbrey is an Independent Director under the independence standards set forth in the New York Stock Exchange Corporate Governance Listing Standards and in the MBIA Inc. Board Corporate Governance Practices.

Ms. Dewbrey will participate in the compensation and benefit program for independent directors as described under the heading “Independent Directors’ compensation” in MBIA’s Proxy Statement for its Annual Meeting of Shareholders held on May 2, 2018 (filed with the Securities and Exchange Commission on March 21, 2018).

Item 7.01.  Regulation FD Disclosure.

A copy of MBIA’s press release dated November 13, 2018 regarding the election of Ms. Dewbrey as a director is furnished as part of this Current Report as Exhibit 99.1.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Exhibit 99.1 will not be incorporated by reference into any registration statement filed by MBIA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

99.1     Press Release issued by MBIA Inc. dated November 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Jonathan C. Harris
Jonathan C. Harris
General Counsel

Date: November 13, 2018

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Dated November 13, 2018

Exhibit 99.1	Press Release issued by MBIA Inc. dated November 13, 2018.